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Exhibit 99.2

RIMCO Production Company, Inc., and Subsidiaries

Consolidated Financial Statements

December 31, 2004 and 2003

Report of Independent Auditors

The Shareholders of
RIMCO Production Company, Inc. and Subsidiaries:

        We have audited the accompanying consolidated balance sheets of RIMCO Production Company, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and other comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RIMCO Production Company, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in notes 1 and 7, the Company changed its method of accounting for its share-based payments, effective January 1, 2004. Effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations as discussed in notes 1 and 3.

Hartford, Connecticut
April 4, 2005

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2004 and 2003

	2004	2003
Assets
Current assets:
Cash and cash equivalents	$12,991,815	$20,937,251
Accounts receivable and accrued revenues	4,566,074	5,857,002
Prepaid drilling and other costs	1,236,284	346,913

Total current assets	18,794,173	27,141,166

Oil and gas property and equipment on the basis of full cost method of accounting:
Proved properties, less accumulated depletion, depreciation and amortization of $24,112,120 and $28,297,731 in 2004 and 2003, respectively	26,560,556	39,802,203
Unproved properties, not being amortized	3,777,348	2,559,262

Total oil and gas property and equipment	30,337,904	42,361,465

Office furniture and equipment, less accumulated depreciation of $355,927 and $313,030 in 2004 and 2003, respectively	118,823	200,087
Investments:
Equity investments in common stock	1,093	—
Securities available for sale, at market	12,978	10,483

Total investments	14,071	10,483

Deferred financing fees, net	17,324	38,671

Total assets	$49,282,295	$69,751,872

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,147,531	$3,761,022
Accrued interest payable	13,524	10,938
Current portion of long-term debt	1,000,000	—
Derivative instruments	—	684,074

Total current liabilities	2,161,055	4,456,034
Other long-term liability	285,291	234,927
Asset retirement obligations	429,314	1,188,031
Long-term debt, less current portion	—	1,000,000
Deferred income tax liability	5,013,957	3,948,553

Total liabilities	7,889,617	10,827,545

Commitments and contingencies (notes 6, 7, and 8)
Minority interests	—	1,907,356

Shareholders' equity:
Common stock, $0.001 par value. Authorized 12,500,000 shares; issued and outstanding 2,023,064 and 1,948,060 shares in 2004; issued and outstanding 1,881,164 and 1,806,160 shares in 2003	2,023	1,881
Additional paid-in capital	35,643,891	32,601,870
Notes receivable from shareholders	(2,641,509)	—
Treasury stock, at cost, 75,004 shares	(2,100,112)	(2,100,112)
Accumulated other comprehensive income (loss)	8,046	(417,627)
Retained earnings	10,480,339	26,930,959

Total shareholders' equity	41,392,678	57,016,971

Total liabilities and shareholders' equity	$49,282,295	$69,751,872

The accompanying notes to the consolidated financial statements are an integral part of these statements.

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years Ended December 31, 2004 and 2003

	2004	2003
Operating revenues:
Oil and gas sales	$17,282,143	$34,706,296
Other operating income	235,824	645,437

Total operating revenues	17,517,967	35,351,733

Operating expenses:
Oil and gas operating costs	3,522,426	5,359,721
Production taxes	753,310	73,210
Depletion, depreciation, and amortization	4,582,792	10,020,332
Accretion of asset retirement obligations	60,504	82,985
General and administrative	2,329,742	3,237,643
Consulting fees	679,107	1,121,261

Total operating expenses	11,927,881	19,895,152

Operating income	5,590,086	15,456,581

Other income and (expense):
Interest expense	(72,383)	(303,600)
Interest income	273,572	206,891
Realized loss on sales of assets and investments	(12,334)	(2,783)
Other income	174	21,977

Total other income and (expense)	189,029	(77,515)

Income before provision for income taxes	5,779,115	15,379,066
Provision for income taxes:
Current	3,673,610	4,491,517
Deferred	804,508	1,112,947

Total provision for income taxes	4,478,118	5,604,464

Income before minority interests and cumulative effect of change in accounting principle	1,300,997	9,774,602
Minority interests	—	722,212
Cumulative effect of change in accounting principle, net of tax	—	179,984

Net income	$1,300,997	$8,872,406

The accompanying notes to the consolidated financial statements are an integral part of these statements.

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Equity and
Other Comprehensive Income

Years Ended December 31, 2004 and 2003

	Common stock			Notes receivable from shareholders		Accumulated other comprehensive income (loss)
			Additional paid-in capital		Treasury stock		Retained earnings	Total shareholders' equity	Total comprehensive income
	Shares	Amount
Balance, December 31, 2002	1,880,465	$1,880	$32,590,516	$—	$—	$(651,868)	$18,998,865	$50,939,393
Issuance of stock	699	1	16,979	—	—	—	—	16,980
Dividends paid	—	—	—	—	—	—	(940,312)	(940,312)
Purchase of treasury shares	—	—	—	—	(2,100,112)	—	—	(2,100,112)
Stock compensation expense	—	—	(5,625)	—	—	—	—	(5,625)
Net unrealized gain on securities available for sale, net of tax effects	—	—	—	—	—	578	—	578	$578
Net change for derivative instruments, net of tax effects	—	—	—	—	—	233,663	—	233,663	233,663
Net income	—	—	—	—	—	—	8,872,406	8,872,406	8,872,406

Balance, December 31, 2003	1,881,164	1,881	32,601,870	—	(2,100,112)	(417,627)	26,930,959	57,016,971	$9,106,647

Issuance of stock	141,900	142	3,042,021	(2,641,509)	—	—	—	400,654
Dividends paid	—	—	—	—	—	—	(17,751,617)	(17,751,617)
Net unrealized gain on securities available for sale, net of tax effects	—	—	—	—	—	1,547	—	1,547	$1,547
Net change for derivative instruments, net of tax effects	—	—	—	—	—	424,126	—	424,126	424,126
Net income	—	—	—	—	—	—	1,300,997	1,300,997	1,300,997

Balance, December 31, 2004	2,023,064	$2,023	$35,643,891	$(2,641,509)	$(2,100,112)	$8,046	$10,480,339	$41,392,678	$1,726,670

See accompanying notes to consolidated financial statements.

RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net income	$1,300,997	$8,872,406
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests	—	722,212
Cumulative effect of change in accounting principle, net of tax	—	179,984
Depletion, depreciation and amortization	4,582,792	10,020,332
Accretion of asset retirement obligations	60,504	82,985
Deferred income taxes	804,508	1,112,947
Amortization of deferred financing fees	29,624	116,428
Stock compensation	—	(5,625)
Realized loss on sales of assets and investments	12,334	2,783
Changes in assets and liabilities:
Accounts receivable and accrued revenues	(35,000)	1,644,711
Prepaid drilling and other costs	(889,372)	59,694
Accounts payable and accrued expenses	(2,456,443)	493,840
Accrued interest payable	2,586	(61,612)
Other assets and liabilities	51,583	(5,211)

Net cash provided by operating activities	3,464,113	23,235,874

Cash flows from investing activities:
Additions to oil and gas property and equipment	(4,521,895)	(9,391,886)
Proceeds from sale of oil and gas property and equipment	10,250	4,500
Purchases of office furniture and equipment	(18,092)	(7,363)

Net cash used in investing activities	(4,529,737)	(9,394,749)

Cash flows from financing activities:
Deferred financing fees	(8,277)	(45,201)
Dividends paid	(7,123,226)	(940,312)
Distributions to minority interests	—	(1,082,849)
Repayments of long-term debt	—	(4,146,605)
Net proceeds from issuance of common stock	36,000	16,980
Repayments on shareholder notes	215,691	—
Purchase of treasury shares	—	(2,100,112)

Net cash used in financing activities	(6,879,812)	(8,298,099)

Net increase (decrease) in cash and cash equivalents	(7,945,436)	5,543,026
Cash and cash equivalents, beginning of year	20,937,251	15,394,225

Cash and cash equivalents, end of year	$12,991,815	$20,937,251

Supplemental disclosures:
Cash paid for interest	$40,173	$248,785
Cash paid for income taxes	3,652,693	4,808,283
Noncash activities:
Distribution of Limited Partnerships' net assets	10,628,391	—

The accompanying notes to the consolidated financial statements are an integral part of these statements.

RIMCO Notes to Consolidated Financial Statements

(1) Organization and Summary of Significant Accounting Policies

  (a)
  Organization and Operations

          RIMCO Production Company, Inc. (RIMCO or the Company) was formed on June 13, 1988 under the laws of the State of Delaware. RIMCO maintains offices in Houston, Texas, and Avon, Connecticut. RIMCO and all majority owned subsidiaries (collectively, the Company) invest in the acquisition, exploration, development, production and marketing of oil and gas properties. These properties are located in the United States, primarily in the Gulf Coast region, both on and offshore.

  (b)
  Principles of Consolidation

          Effective January 1, 2004, the Company distributed its limited partnership ownership of RIMCO Royalty Partners, L.P. and its general partnership ownership of Diverse-RIMCO to its shareholders. For 2004, the consolidated financial statements include the accounts of all wholly-owned subsidiaries of RIMCO, including Vaquero Gas Company Incorporated and RIMCO Energy, Inc.. In addition, the Company's investment in RIMCO Royalty Management, Inc., which is the 0.01% general partner of RIMCO Royalty Partners, L.P., is included as equity investment in common stock in the consolidated balance sheet. RIMCO Royalty Management, Inc. is accounted for under the equity method of accounting as the limited partners have substantive participation rights. For 2003, the consolidated financial statements include the accounts of all majority owned subsidiaries of RIMCO, including the following 100% owned subsidiaries, Vaquero Gas Company Incorporated, RIMCO Royalty Partners, L.P., RIMCO Energy, Inc. and RI AQ Partners, L.P. and its 79.2875% owned general partnership Diverse RIMCO. Minority interests are included in the accompanying consolidated financial statements. All significant intercompany balances and transactions have been eliminated.

  (c)
  Change in Accounting Principle for Asset Retirement Obligations

          Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, which requires the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and a corresponding increase in the carrying value of the related long-lived asset.

  (d)
  Cash and Cash Equivalents

          The Company's cash equivalents represent commercial paper held at a national bank with original maturities of thirty days or less. The investments are recorded at cost, which approximates fair market value, as of December 31, 2004 and 2003.

  (e)
  Restricted Cash

          Included in cash and short term investments at December 31, 2004 is approximately $50,000 of short-term investments supporting a letter of credit issued as a lease deposit on office space.

  (f)
  Oil and Gas Property and Equipment

          Oil and gas property and equipment are accounted for using the full cost method of accounting. Under this method, all costs incurred in exploring, acquiring and developing oil and gas reserves, regardless of whether or not the results of specific costs are successful in finding oil and gas reserves, are capitalized. The carrying amount of oil and gas properties also includes estimated asset retirement costs recorded, based on the fair value of the asset retirement obligation when incurred. Internal costs incurred that are directly identified with acquisition, exploration, and development activities are also capitalized. For 2004 and 2003, such internal costs capitalized totaled approximately $1,214,741 and $969,300, respectively.

          Depletion, depreciation and amortization of capitalized costs of oil and gas property and equipment plus the estimated future expenditures to be incurred in developing proved reserves are provided based on the unit of production method. Unproved properties are excluded from the amortizable base until evaluated and are evaluated for impairment at least annually. Unit of production rates are based on proved oil and gas reserves estimated by independent petroleum engineers.

          The Company limits, on a country by country basis, the capitalized costs of proved oil and gas properties, net of accumulated depletion, depreciation and amortization and deferred income taxes, to the estimated future net cash flows from proved oil and gas reserves discounted at 10%, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged to additional depletion, depreciation and amortization expense.

  (g)
  Long Lived Assets

          The Company applies the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, which requires impairment losses to be recorded on other than oil and gas long lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company did not record any write downs during the years ended December 31, 2004 and 2003.

  (h)
  Investments

          The Company accounts for its investments in public companies in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires that investments in debt and equity securities that are available for sale be recorded at fair value with unrealized gains and losses included as a component of accumulated other comprehensive income, net of tax effects, in the accompanying consolidated balance sheets.

          Realized gains and losses from the sale of investments are recorded on the sale date by specific identification of the investment sold.

  (i)
  Derivative Instruments and Hedging Activities

          The Company accounts for its derivative instruments and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. In connection with the Company entering into a Credit Agreement with Aquila Energy Capital Corporation in March 2001, the Company entered into a crude oil swap contract and a natural gas swap contract with Aquila to effectively hedge the cash flows related to certain crude oil and natural gas prices. The contracts expired in April 2004. As of December 31, 2003, the fair value liability associated with the swap contracts was $684,074. The effective portion of the change in the fair value of the swaps was recorded as a component of accumulated other comprehensive income (loss), net of tax effects. The recognition of the fair value of the swaps was included as an adjustment in oil and gas sales over the term of the contract as production occurred. Included in oil and gas sales in the accompanying consolidated statements of operations for the years ended

  December 31, 2004 and 2003 are reductions of $682,657 and $1,831,139, respectively, related to the crude oil and natural gas swap contracts.

  (j)
  Deferred Financing Fees

          Deferred financing fees represent costs incurred in connection with entering into the Credit Agreement with The Frost National Bank. These costs are being deferred and will be amortized into interest expense at the effective interest rate over the term of the related debt.

  (k)
  Office Furniture and Equipment

          Office furniture and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the assets, which is five years.

  (l)
  Comprehensive Income

          The Company applies the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in the consolidated financial statements. Components of comprehensive income represent changes in shareholders' equity resulting from unrealized gains and losses from equity securities that are available for sale and fair value adjustments resulting from the Company's crude oil and natural gas swap contracts. Both components are recorded net of tax effects.

  (m)
  Revenue Recognition

          The Company recognizes oil and gas sales from its interests in producing wells under the sales method of accounting, in which revenues are recognized as oil and gas are delivered and sold to purchasers. Additionally, other operating income resulting from monthly operating fees that are charged to other participants, are recognized when earned in accordance with the terms of the specific operating agreement.

  (n)
  Change in Accounting Principle for Share Based Payments

          Effective January 1, 2004, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payments, to account for its stock option plan. The Company previously used the intrinsic value method of accounting for stock based compensation under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and elected the disclosure only alternative under SFAS No. 123, Accounting for Stock Based Compensation.

  (o)
  Income Taxes

          The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes, using the applicable tax rates for the years in which the differences are expected to reverse. A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

  (p)
  Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          During 2003, the Company determined that certain wells on production since 2002 have been classified as exempt from state production taxes, as approved by the respective state commission. Refunds of production taxes paid in prior years, totaling approximately $1,173,000, have been recorded as a reduction of production taxes for the year ended December 31, 2003.

(2) Dividend Plan

        At Board of Directors meetings held on November 5 and 6, 2003 and December 2, 2003 and at a Special Shareholders meeting also held on December 2, 2003, certain actions were approved relative to a plan to distribute limited partnership units (the Dividend Plan) of certain Company owned partnerships to shareholders of the Company. The Dividend Plan dividended, on January 1, 2004 for shareholders of record on January 1, 2004, limited partnership units in RIMCO Royalty Partners, L.P., a limited partnership owning royalty and net profits interests, and the Company's 79.2875% general partnership interest in Diverse-RIMCO, another partnership holding royalty and net profits interests. A $4,000,000 cash dividend was paid to shareholders of record on January 1, 2004 to assist shareholders with the taxes on the dividend of the limited partnership units. The book value of the dividend of the partnership units was $10,926,930, and is reflected as part of dividends paid on the consolidated statements of shareholders' equity and other comprehensive income. For income tax purposes only, the fair value of the dividend of limited partnership units was $17,998,200 and resulted in a taxable gain of $9,564,259.

        In addition, the company offered to finance the exercise of the remaining 141,900 stock options that were exercised on January 1, 2004. The terms of financing included an interest rate of 3.55% and required repayment from 100% of proceeds from any sale of stock purchased, 85% of any liquidation proceeds related to the stock purchased and, starting on July 1, 2004, 80% of all cash dividends from stock and 70% of all cash distributions received from partnership units. On January 1, 2004, 141,900 options were exercised and 140,400 options were financed for a total of $2,857,200. At December 31, 2004, the remaining balance of notes receivable from shareholders was $2,641,509 and is reflected as a reduction of shareholders' equity. The notes receivable from shareholders are secured by the shares of stock purchased and the limited partnership units.

(3) Asset Retirement Obligations

        Effective January 1, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which requires the fair value of a liability for an asset retirement obligation to be recorded in the period incurred and a corresponding increase in the carrying amount of the related long-lived asset. The Company's asset retirement obligations relate to the plugging and abandonment of its oil and gas properties. As a result of adoption, the related cumulative adjustment to net income was a decrease of $290,296 before income taxes and $179,984 after income taxes. Additionally, the Company recorded an asset retirement obligation liability of $1,077,723 as of January 1, 2003 and a net increase to oil and gas property and equipment of $787,427. The application of SFAS No. 143 did not have a significant impact on depletion, depreciation and amortization for 2004 and 2003.

        The asset retirement obligation is recorded at fair value and accretion expense, recognized over the life of each property, increases the liability to its expected settlement value. If the fair value of the estimated asset retirement changes, an adjustment is recorded for both the asset retirement obligation and the asset retirement cost.

        The following table provides a rollforward of the asset retirement obligation for December 31, 2004 and 2003:

	2004	2003
Carrying amount of asset retirement obligations, beginning of year	$1,188,031	$1,077,723
Liabilities incurred	100,092	27,323
Accretion expense	60,504	82,985
Liabilities released, upon sale	(919,313)	—

Carrying amount of asset retirement obligations, end of year	$429,314	$1,188,031

(4) Long-Term Debt

        On March 28, 2001, the Company entered into a $28,345,000 Credit Agreement (the Agreement) with Aquila Energy Capital Corporation (Aquila). The Agreement consisted of an initial loan of $22,345,000, which was used to assist in the financing of the purchase of partnership interests of affiliated entities. Additionally, up to $6,000,000 was available to be used in the Company's development operations, as further described in the Agreement. The original promissory note bore interest at 10.5% and matured on March 29, 2005 unless terminated earlier as provided for in the Agreement. Effective June 1, 2002, an election to adjust the rate to Prime plus 1.5% was made, resulting in a new fixed rate of 6.25%. The loan was secured primarily by certain oil and gas producing properties of the Company. Repayment of the loan was made monthly from 85% of net revenues from the secured properties, as defined in the Agreement. Additionally, Aquila had been granted a 3.5% overriding royalty interest in the secured properties, to be conveyed at loan termination. This interest in the secured properties was being capitalized as a deferred financing fee and amortized into interest expense at the effective interest rate over the term of the debt. This Credit Agreement was terminated on September 16, 2002 when Frost Bank acquired the balance of the notes for $5,746,605 and a new agreement was entered into with Frost Bank, as more fully described below. The Company purchased Aquila's overriding royalty interest for $1,000,000.

        On September 16, 2002, the Company entered into an Amendment and Restatement of Credit Agreement with Frost Bank (Frost Agreement), thus amending certain terms of the Agreement with Aquila and having Frost Bank as the new lender. The terms of the Frost Agreement establishes a commitment for Frost Bank to lend up to $20,000,000 with a current declining revolving line of credit in the amount of $14,000,000. The amount funded by Frost Bank was $5,746,605 and is due by September 16, 2005. Interest on this line of credit is equal to the London Interbank Offered Rate (LIBOR) plus 2.5%, resulting in an initial rate of 4.315%, fixed for six months. As of December 31,

2004 the effective rate is 4.55%, in accordance with the terms of the Frost Agreement. Similar to the Aquila Agreement, this loan is secured by certain oil and gas producing properties of the Company.

        On December 16, 2003, the Company entered into a Second Amendment with Frost Bank reducing the amount available under the revolving line of credit to $3,720,000, after making a loan payment to reduce the outstanding balance to $1,000,000. This Amendment was sought to remove the Company's royalty partnerships assets from the loan collateral and to allow for the distribution of its limited partnership interests to the Company shareholders on January 1, 2004. All other significant terms remained unchanged.

        In accordance with the Frost Agreement, the Company is subject to certain financial and other covenants, including the maintenance of positive working capital of $1,000,000, as defined, certain limitations on the sale of secured properties, distributions to shareholders and extensions of credit. The Company was in compliance with these covenants at December 31, 2004 and 2003.

(5) Income Taxes

        For the years ended December 31, 2004 and 2003, income tax expense consisted of the following:

	Current	Deferred	Total
2004:
Federal	$3,198,610	$664,177	$3,862,787
State	475,000	140,331	615,331

	$3,673,610	$804,508	$4,478,118

2003:
Federal	$3,995,282	$1,021,949	$5,017,231
State	496,235	90,998	587,233

	$4,491,517	$1,112,947	$5,604,464

        The deferred tax expense for 2004 and 2003 does not reflect the tax effect credited to accumulated other comprehensive income (loss) of $4,931 and $255,965, respectively.

        Actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) as follows:

	2004	2003
Computed "expected" tax expense	$1,964,899	$5,228,882
Increase (reduction) in income taxes resulting from:
State income taxes, net of federal income tax benefit	406,119	232,474
Gain on dividend of Partnerships	2,811,155
Percentage depletion in excess of cost	(145,398)	(319,441)
Valuation allowance	(200,000)	235,000
Other, net	(358,657)	227,549

	$4,478,118	$5,604,464

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

	2004	2003
Fair value of derivative instruments	$—	$259,948
Postretirement benefits	114,649	95,048
Asset retirement obligations	163,139	—
Non oil and gas fixed assets	57,654	46,596
Net operating loss carryforwards	603,375	623,068
Less: Valuation allowance	(332,500)	(435,000)

Deferred tax assets	606,317	589,660

Oil and gas property and equipment, principally due to differences in depletion and depreciation expense	5,615,343	4,534,230
Unrealized gain on available for sale securities	4,931	3,983

Deferred tax liability	5,620,274	4,538,213

Net deferred tax liability	$(5,013,957)	$(3,948,553)

        The net deferred tax liability is shown as follows in the accompanying balance sheet:

	2004	2003
Current deferred tax asset	$—	$—
Non-current deferred tax liability	(5,013,957)	(3,948,553)

	$(5,013,957)	$(3,948,553)

        The Company has federal net operating loss ("NOL") carryforwards of approximately $796,650 as of December 31, 2004, expiring between 2008 and 2012, and state NOL carryforwards of approximately $6,650,000, expiring between 2007 and 2019. The Company has no remaining minimum tax credit carryforwards as of December 31, 2004. Due to an ownership change in March 2001, the utilization of the Company's federal NOLs is limited under Section 382 of the Internal Revenue Code. The Company believes it is more likely than not that they will not realize the benefits of its state NOLs. As a result, the Company established valuation allowances of $332,500 and $435,000 as of December 31, 2004 and 2003, respectively. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods, which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term, if estimates of future taxable income during the carryforward periods are reduced.

(6) Employee Benefit Plans

        The Company sponsors a 401(k) plan for its employees and annually contributes five percent (5%) of each full time employee's salary to the plan. Employees may make additional contributions up to the limit allowed under Federal income tax law. RIMCO's contributions, which are included in general and administrative expenses in the accompanying consolidated statements of operations, were $100,587 and $99,317 for the years ended December 31, 2004 and 2003, respectively.

        The Company has responsibility for the postretirement health insurance obligations for certain employees. Provisions of $301,709 and $250,126 as of December 31, 2004 and 2003, respectively, are included in other short-term and long-term liabilities with the expense being recognized as general and administrative expenses in the accompanying consolidated statements of operations.

(7) Stock Option Plan

        The Company adopted the RIMCO Production Company, Inc. 1997 Stock Incentive Plan (the "Plan") on September 22, 1997. The Plan permits the awarding of options for up to 176,280 shares of common stock of the Company. The options may be either incentive stock options as defined in Section 422 of the Internal Revenue Code or nonqualified stock options. The Compensation Committee which administers the Plan, which is appointed by the board of directors of the Company, generally has the discretion to set the terms of the stock options, provided that (i) the exercise price of a stock option will not be less than the fair market value of a share of common stock on the date of the grant, and (ii) the option term for an option may not exceed 10 years.

        On March 30, 2001 and August 28, 2001, RPC granted options to purchase 157,500 shares of common stock at an exercise price of $20.00 per share, the estimated market value of RPC common stock on the date of grant. On December 20, 2001, the Company granted options to purchase 13,000 shares of common stock at an exercise price of $26.00 per share, the estimated market value of RPC common stock on the date of grant. No options were granted in 2002 through 2004. All options expire 10 years from the date of grant and vest over three years. During 2002, 5,468 options were forfeited due to employment terminations and 33 options were exercised resulting in 164,999 options outstanding at December 31, 2002. In January 2003, 199 options were exercised. On February 5, 2003, the Compensation Committee approved the acceleration of vesting of all outstanding stock options, totaling 164,800, to be effective March 31, 2003.

        On December 2, 2003, at a meeting of the Board of Directors and a Special Meeting of Shareholders, a plan was approved to offer to purchase certain outstanding stock options at $28 per share, less the option exercise price. Further, an offer for the company to finance the exercise of remaining stock options was made in anticipation of the Dividend Plan. As a result, 22,400 options were tendered for a total cost of $159,400 and 500 options were exercised in December 2003. There were 141,900 options outstanding as of December 31, 2003 with a weighted-average exercise price of $20.41 per share. On January 1, 2004, 141,900 options were exercised. Cash was paid for 1,500 of the options exercised and the remaining 140,400 options were financed through notes for a total of $2,857,200. Of this amount, $944,200, or 44,900 shares, were financed through non-recourse notes. The non-recourse notes receivable from shareholders are secured by the shares of stock purchased and the limited partnership units distributed. No new options were granted under the Plan in 2004 and 2003.

        Effective January 1, 2004, the Company adopted SFAS No. 123 (R), Share-Based Payments, to account for its stock option plan. Under SFAS No. 123 (R), the options exercised through non-recourse notes on January 1, 2004 are accounted for as modifications which are treated as an exchange of the original options for new options. The value of the new options approximated the value of the options exchanged. Accordingly, no compensation costs were incurred in connection with the modification. Dividends paid in 2004 to the non-recourse note holders were charged to retained earnings since they are not required to be returned if the award is forfeited.

        The Company previously used the intrinsic value method of accounting for stock based compensation under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and elected the disclosure only alternative under SFAS No. 123, Accounting for Stock Based Compensation. No compensation expense under SFAS No. 123 would have been recognized in 2003.

(8) Legal Proceedings

        The Company is a party to legal proceedings arising in the ordinary course of business which management believes, after consultation with legal counsel, will not have a material adverse effect on the Company's consolidated financial position or future operating results.

(9) Commitments

  (a)
  Operating Leases

          RPC leases office space in Avon, Connecticut and Houston, Texas under agreements, which expire July 2005 and October 2007, respectively. Under the terms of both leases, the Company is required to pay a stated rental amount plus its proportionate share of any increase in the operating expenses and real property taxes of the buildings in excess of certain base levels as defined in the lease agreement. Rent expense was $239,609 and $226,071 for the years ended December 31, 2004 and 2003, respectively, and is included in general and administrative expenses in the consolidated statement of operations. As of December 31, 2004, approximate minimum rental commitments under the leases were:

2005	352,355
2006	256,195
2007	213,495
  (b)
  Letter of Credit

          RPC has one letter of credit in the amount of $37,595, which expires on November 1, 2005, and is used as a security deposit on the Houston operating lease. At December 31, 2004, no amounts were outstanding on the letter of credit.

(10) Significant Purchaser

        During 2004 and 2003, the Company received approximately $7,671,700, or 43%, and $15,300,000, or 42%, respectively, of its oil and gas sales from one purchaser.

(11) Treasury Stock

        In December 2003, the Company purchased 75,004 shares of currently outstanding stock at $28 per share for a total cost of $2,100,112. This purchase of stock was recorded at cost and is reflected in the accompanying consolidated financial statements.

(12) Subsequent Event

        On March 18, 2005, RIMCO entered into discussions of a possible transaction to sell 100% of its outstanding capital stock to another company for cash. The parties are conducting a due diligence process and expect to complete the transaction within the first six months of 2005.

SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS
PRODUCING ACTIVITIES—UNAUDITED

The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the SEC and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities."

The following estimates of reserve quantities and related standardized measure of discounted net cash flows are estimates only, and are not intended to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than producing oil and gas properties. Additionally, the price of oil has been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and these changes may be significant.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS
PRODUCING ACTIVITIES—UNAUDITED

Proved Oil and Gas Reserve Quantities
(All within the United States)

	Oil Reserves (Bbls.)	Gas Reserves (Mcf.)
Proved developed and undeveloped reserves:
Balance December 31, 2002	3,719,414	22,770,528
Revision of previous estimates	(238,933)	(2,519,510)
Purchases of minerals in place	—	—
Extensions, discoveries and other additions	10,180	562,557
Production	(345,559)	(4,414,424)

Balance December 31, 2003	3,145,102	16,399,151
Revision of previous estimates	2,223	644,177
Purchases of minerals in place	—	—
Extensions, discoveries and other additions	45,963	1,291,250
Sales of minerals in place	(1,017,146)	(5,634,289)
Production	(155,999)	(1,745,966)

Balance December 31, 2004	2,020,143	10,954,323

Proved Developed Reserves:
Balance December 31, 2002	2,642,366	17,282,291

Balance December 31, 2003	1,924,820	12,197,723

Balance December 31, 2004	1,278,398	8,805,968

SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS
PRODUCING ACTIVITIES—UNAUDITED
(All Amounts in Thousands)

Capitalized Costs Relating to Oil and Gas Producing Activities (All within the United States)

	Year Ended December 31,
	2004	2003
Proved oil and gas properties	$50,673	$68,100
Unproved oil and gas properties	3,777	2,559

Accumulated depreciation and depletion	(24,112)	(28,298)

Net capitalized cost	$30,338	$42,361

Cost Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities
(All within the United States)

	Year Ended December 31,
	2004	2003
Acquisition costs	$524	$2,509
Exploration and appraisal costs	4,311	5,026
Development costs	(239)	2,745

	$4,596	$10,280

Results of operations for producing activities (All within the United States)

	Year Ended December 31,
	2004	2003
Oil and gas revenues	$17,282	$34,706
Lease operating expenses	(3,522)	(5,360)
Production taxes	(753)	(73)
Depreciation, depletion, and amortization	(4,583)	(10,020)
Exploration expense	—	—
Accretion of Future Abandonment Obligation	(61)	(83)

Net results of operations before income taxes	8,363	19,170
Provision for income taxes	(3,178)	(7,285)

Results of operations	$5,185	$11,885

SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS
PRODUCING ACTIVITIES—UNAUDITED
(All Amounts in Thousands)

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proven Oil and Gas Reserves (All within the United States)

	Year Ended December 31,
	2004	2003
Future cash inflows	$154,858	$190,897
Future development costs	(8,571)	(11,231)
Future production costs	(46,212)	(51,609)
Future income tax expenses	(32,115)	(37,735)

Future net cash flows	67,960	90,322
10% annual discount for estimated timing of cash flows	(24,785)	(31,848)

Standardized measure of discounted net cash flows	$43,175	$58,474

Principal sources of change in the standardized measure of discounted future net cash flows

	Year Ended December 31,
	2004	2003
Beginning balance	58,474	68,200
Oil and gas sales	(13,007)	(29,273)
Purchases of minerals in place
Sales of minerals in place	(32,568)	—
Extensions and discoveries	7,613	2,516
Net changes in prices, production cost and future development cost	22,479	14,242
Net changes due to revisions of previous quantity estimates	1,963	5,268
Development cost incurred	239	(2,745)
Accretion of discount	3,884	6,072
Net change in income taxes	(6,202)	(5,579)
Other	300	(227)

Ending balance	$43,175	$58,474

QuickLinks

  Exhibit 99.2
Table of Contents
Report of Independent Auditors
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Balance Sheets December 31, 2004 and 2003
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Operations Years Ended December 31, 2004 and 2003
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Shareholders' Equity and Other Comprehensive Income Years Ended December 31, 2004 and 2003
RIMCO PRODUCTION COMPANY, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows Years Ended December 31, 2004 and 2003
RIMCO Notes to Consolidated Financial Statements
SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES—UNAUDITED
SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES—UNAUDITED
SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES—UNAUDITED (All Amounts in Thousands)
SUPPLEMENTAL INFORMATION—DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES—UNAUDITED (All Amounts in Thousands)